EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting part of this Registration Statement on Post-Effective Amendment No. 3 to Form S-1 of Global Macro Trust of our report dated March 24, 2006 on the statement of financial condition of Millburn Ridgefield Corporation as of December 31, 2005 which appears in such Prospectus. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland

April 11, 2006